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                                                                  Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Schein Pharmaceutical, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Forms S - 8 (No. 333-49827 and 333-79779) dated April 9, 1998 and June 2, 1999 of our report dated May 25, 2000, relating to the financial statements and supplemental schedule of the Danbury Pharmacal Puerto Rico Profit Sharing Plan appearing in the Company's Annual Report on Form 11-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Woodbridge, New Jersey
June 27, 2000